UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 24, 2005  (December 8, 2004)

KIMBALL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506

(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (812) 482-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 8, 2004, the Compensation Committee of Kimball International, Inc. made the decision to grant Restricted Stock Units (RSUs) to certain employees.  This was reported on Current Report 8-K on December 10, 2004.  The 8-K filed on December 10, 2004 is being amended to incorporate the actual grant date of January 21, 2005 and to include the form of the award agreement as an Exhibit.

Item 1.01 Entry into a Material Definitive Agreement

On December 8, 2004, the Compensation Committee of Kimball International, Inc. made the decision to grant Restricted Stock Units (RSUs) to certain employees.  The grants went to the following executive officers: James C. Thyen (47,400 Class A RSUs), Douglas A. Habig (47,400 Class A RSUs), Robert F. Schneider (13,400 Class A RSUs), Donald D. Charron (13,400 Class A RSUs), P. Daniel Miller (13,400 Class A RSUs), J. Brent Elliott (13,400 Class A RSUs), John H. Kahle (13,400 Class A RSUs), Gary W. Schwartz (13,400 Class A RSUs), Randall L. Catt (13,400 Class A RSUs) and Michelle R. Schroeder (3,700 Class A RSUs) pursuant to the Company's 2003 Stock Option and Incentive Plan. The actual grant date is January 21, 2005.  The RSUs vest in five years.  This summary is not intended to be complete and is qualified in its entirety by reference to the Form of Restricted Stock Unit Award Agreement included as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1  Form of Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider

ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer, Treasurer

Date: January 24, 2005

Kimball International, Inc.
Exhibit Index

Exhibit No.      Description
10.1                  Form of Restricted Stock Unit Award Agreement